Exhibit 99.1
VIA ELECTRONIC MAIL

October 17, 2025

Hall of Fame Resort and Entertainment Company
2014 Champions Gateway, Suite 100
Canton, Ohio  44706
Attn:	Karl Holz Tim Kelly

Re:  Extension of Termination Date

Dear Karl and Tim:

Reference is made to our correspondence to the Company dated September 5, 2025 referencing “Notice of Termination of Merger Agreement” (“Termination Notice”) and the correspondence dated September 16, 2025 and September 30, 2025 referencing “Extension of Termination Date” (the “Termination Date Extension Notice”).  Terms used herein with an initial capital letter and not otherwise defined are used as defined in the Termination Notice.

Extension of Termination Date

In consideration of the agreements set forth in that certain Amendment No. 12 to the Note & Security Agreement of even date herewith, by and among the Company, Newco, HOF Village Retail I, LLC, HOF Village Retail II, LLC, and the Bridge Lender, Parent hereby provides notice to the Company that Parent agrees to forbear until October 31, 2025 from exercising its right to terminate the Merger Agreement, absent any earlier default by the Company of any of its obligations under and pursuant to the Merger Agreement other than the obligations arising under Section 7.2(g) of the Merger Agreement, and any exercise of Parent’s termination right thereafter shall be evidenced by a separate written notice to such effect.

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Sincerely,

HOFV Holdings, LLC

By:	/s/ Stuart Lichter
Stuart Lichter
President

CH Capital Lending, LLC

By:	/s/ Richard Klein
Richard Klein
Chief financial Officer

IRG, LLC
By:	S.L. Properties, Inc. its Manager

By:	/s/ Stuart Lichter
Stuart Lichter
President

Midwest Lender Fund, LLC
By:	S.L. Properties, Inc. its Manager

By:	/s/ Stuart Lichter
Stuart Lichter
President